UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

AS OF JUNE 30, 2014

Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet and statements of operations were prepared based on the historical financial information of Indie Growers Associations (the “Company”) and River Ridge Sunshine Farms LLC (the “Subsidiary”) giving effect to the acquisition of the Subsidiary by the Company for 62,000,000 shares of the Company on June 30, 2014.

River Ridge Sunshine Farms LLC holds a 10 year lease on a 40 acre property which has been subleased to licensed cannabis producers.  In the year ended March 31, 2015 no revenue was generated from the sub leases held by the Subsidiary so Management has determined that the acquisition goodwill should be fully impaired (see Notes (b) and (e) below).

In order to present a consolidated pro forma balance sheet, we have included the unaudited balance sheet of the Company on June 30, 2014 just prior to the acquisition and consolidated it with the audited balance sheet of the Subsidiary on June 30, 2014.

The consolidated pro forma statement of operations only reflects the income and expenses of the Company.  The income and expenses of the Subsidiary are carried through as a component of goodwill on the balance sheet of the Company.

The accompanying unaudited pro forma consolidated financial information should be read in conjunction with the audited financial statements and notes of the Subsidiary accompanying this amended Current Report on Form 8-K/A as well as the Company’s annual and quarterly reports filed with the Securities and Exchange Commission on Form 10-K/A and Form 10-Q, respectively.

The unaudited pro forma consolidated balance sheet and statement of operations includes pro forma adjustments which reflect transactions and events that are directly attributable to the acquisition and are factually supportable. These pro forma adjustments are described in the accompanying notes.

INDIE GROWERS ASSOCIATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2014

	Company prior to Acquisition	Subsidiary prior to Acquisition	Acquisition Adjustments	Notes	Consolidated Pro Forma after Acquisition	Consolidated Pro Forma after Impairment
	6/30/14	6/30/14	6/30/14		6/30/14	6/30/14
ASSETS
Current Assets
Cash	$201	$9,103	$-		$9,304	$9,304
Advances to tenant	-	2,000	-		2,000	2,000
Total current assets	201	11,103	-		11,304	11,304
Non-current assets
Advances to River Ridge Sunshine Farms LLC	103,500	-	(103,500)	(a)	-	-
Buildings and infrastructure, net	-	144,485	-		144,485	144,485
Goodwill	-	-	51,482,198	(b)/(e)	51,482,198	-
Total non-current assets	103,500	144,485	-		51,626,683	144,485
TOTAL ASSETS	$103,701	$155,589	$51,378,698		$51,637,987	$155,791
LIABILITIES AND STOCKHOLDER’S/MEMBER’S DEFICIENCY
Current Liabilities
Accounts payable and accrued liabilities	$26,439	$13,639	$-		$40,078	$40,078
Advances from Indie Growers Association	-	103,500	(103,500)	(a)	-	-
Convertible notes payable	317,930	-	-		317,930	317,930
Total current liabilities	344,369	117,139	$ (103,500)		358,008	358,008
Long Term Liabilities
Deferred vendor incentive, net	5,050	-	-		5,050	5,050
Due to related parties	-	-	60,648	(c)	60,648	60,648
Total long term liabilities	5,050	-	60,648		65,698	65,698
TOTAL LIABILITIES	349,419	117,139	(42,852)		423,706	423,706
STOCKHOLDER’S/MEMBER’S DEFICIENCY
Advances from member	-	60,648	(60,648)	(c)	-	-
Common stock	16,382	-	62,000	(b)	78,382	78,382
Additional paid-in capital	62,359,481	-	51,398,000	(b)	113,757,481	113,757,481
Accumulated deficit	(62,621,581)	(22,198)	22,198	(b)	(62,621,581)	(114,103,779)
TOTAL DEFICIENCY	(245,718)	38,450	51,421,550		51,214,282	(267,916)
TOTAL LIABILITIES AND STOCKHOLDERS/MEMBERS DEFICIENCY	$103,701	$155,589	$51,378,698		$51,637,987	$155,791

INDIE GROWERS ASSOCIATION

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

FOR THE 3 MONTHS ENDED JUNE 30, 2014

	Company prior to Acquisition	Subsidiary prior to Acquisition	Acquisition Adjustments	Consolidated Pro Forma after Acquisition	Consolidated Pro Forma after Impairment
	For the 3 months ended 06/30/14	Inception through 06/30/14	6/30/14	6/30/14	6/30/14
EXPENSES
Depreciation	$-	$1,196	$(1,196)	$-	$-
Equipment rental	-	1,643	(1,643)	-	-
Management Fees	31,090,552	-	-	31,090,552	31,090,552
General and administrative	7,410	2,859	(2,859)	7,410	7,410
Interest	246,240	-	-	246,240	246,240
Office Expense	-	1,357	(1,357)	-	-
Professional fees	8,365	7,000	(7,000)	8,365	8,365
Repairs and maintenance	-	8,143	(8,143)	-	-
TOTAL OPERATING EXPENSES	31,352,746	22,198	(22,198)	31,352,746	31,352,746
NET LOSS FROM OPERATIONS	(31,352,746)	(22,198)	22,198	(31,352,746)	(31,352,746)
OTHER EXPENSES
Investment loss	(156,212)	-	-	(156,212)	(156,212)
Impairment of Goodwill	-	-	-	-	(51,482,198)
TOTAL OTHER EXPENSES	(156,212)	-	-	(156,212)	(51,636,410)
NET LOSS	$(31,508,958)	$(22,198)	$22,198	$(31,508,958)	$(82,991,156)
			Note (d)		Note (e)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

JUNE 30, 2014

Balance Sheet

(a)

Elimination of intercompany advances by the Company to the Subsidiary prior to the closing of the acquisition

(b)

The Company acquired the Subsidiary in exchange for 62,000,000 shares.  The market value of the Company’s shares on the acquisition date was $0.83 per share thereby valuing the shares at $51,460,000.  The Net Book Value of the acquired assets and liabilities at June30, 2014 was (22,198) therefore the transaction has been recorded as an acquisition of goodwill as follows:

	Shares	Par value	Additional Paid-in Capital	Total
Stock issued	62,000,000	62,000	51,398,000	51,460,000
Net book value of acquired assets	-	-	-	22,198
Goodwill				51,482,198

(c)

To adjust presentation format of Subsidiary to that of the Company by moving “Advance from member” in Member’s Deficiency to “Due to related parties” in Long Term Liabilities

Statement of Operations

(d)

To eliminate expenses and net income of Subsidiary and reflect as a component of goodwill on the Balance Sheet of the Company.

(e)

No revenue was generated from sub leases held by the Subsidiary for the year ended March 31, 2015 so Management has determined that the value of the acquisition should be fully impaired.  Therefore, impairment of goodwill has been recorded as of the date of acquisition.